Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-5474, 333-6934,

333-08606, 333-08604, 333-10220, 333-08608, 333-87024) of Open Text Corporation of our report dated January 24, 2003 relating to the consolidated financial statements of Eloquent, Inc., which appears in the Current Report on Form 8-K of Open Text Corporation dated June 3, 2003.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 3, 2003